                                                                    Exhibit 99.1

President's Report                                              December 8, 2008

Plant Update - Total number of on-site  workers = 50+ Estimated Grind = 12-18-08
o    Construction  workers are beginning to complete  their jobs and  demobilize from our site.  ICM  continues  to work toward a December  18th grind date.
     They have two of their most  experienced  start up engineers slated to head the start up team.
o    Grain handling: This system is complete. We have brought in 960,000 bushels as of mid-November and expect the silos to be 100% commissioned on December
     15th. Thanks to all who trucked grain into our partially completed plant!
o    Storage tank progress: Hydro testing completed and approved.
o    Process   building:   Roof   work   completed.   Electrical/instrumentation
     terminations ongoing. Installing remaining roll up and walk through doors.
o    North and South  Rail  line:  Rail  tracks  100%  complete.  Tampering  and finishing  ballast nearly  complete.  The SIRE locomotive will be delivered next week and railcars  (that have been stored  locally)  will be delivered shortly thereafter.
o    Water: RO system complete.
o    Steam Pipeline: Construction of the steam line is complete. SIRE is working with Hydro Chem to clean the inside of the line and with MidAm on  training their operations  staff. We have an  IDNR-approved  trailer mounted package boiler on site to expedite the water trial phase of testing the plant prior to production.
o    Back-up  boilers:  Our revised air permit is expected to be awarded to SIRE in mid-December  allowing us to complete construction of our permanent back up boiler system.  This back-up system is expected to be operational by Feb
     1st and will have the capacity to supply 100% of our plant's steam needs in the event of a MidAm shutdown.
o    Energy center: Final electrical/instrumentation terminations ongoing.
o    Wet cake pads: Final electrical/instrumentation terminations ongoing.
o    DDG:  Conveyor  work is  complete  inside of  Storage  Building.  Conveyors between Storage and Energy Center ongoing.
o    Cooling Towers: Complete.
o    Natural gas pipeline:  Natural Gas onsite.  Connections will be made to the back-up boilers later this month.
o    Scale/Probe buildings: Scale building complete. Probe building operational.
o    Site  paving:  Paving  85%  complete  -  All  main  roads  complete  except
     North/West corner. Expected completion, weather permitting, within 2 weeks.
     Management
o    The 10 week  employee  training  period  is  complete.  The group is highly enthusiastic  about our start up as they begin  shift work this week.  They are an impressive group - our management team is very proud.
o    Even  though  the  institutional  investment  markets  are  currently  very challenging,  we continue to evaluate  institutional  investor prospects to replace our bridge  loan.  With our legal  firm,  Husch  Blackwell,  we are continuing to evaluate the potential of an  additional  equity  offering to current members and those not able to participate in 2006.
o    SIRE will lease the  Bunge-Council  Bluffs grain  elevator  beginning  this month.  This will  increase  our corn  storage  from 1.0 M bushels to 2.8 M bushels and allow us to take advantage of seasonal market carry.  SIRE will supply the labor and  manage the  elevator  during the lease  term.  Please continue to contact  Chuck  Peterson at  712-352-5008  for corn pricing and
     Kristan Barta at  712-352-5010  for DDGS sales. We intend to have corn bids posted on our website this week.
o    SIRE will have a grand  opening  celebration  sometime in the early spring.
     We'll plan it during good weather.

As we leave the final stages of construction and enter into operations, I'd like to offer  thanks to all for  having  the  patience  of seeing  this  project  to completion.  This is truly a plant to proud of! As  always,  please  contact  me directly  at (712)  366-0392 if you have any issues or  concerns  regarding  the project.

Mark Drake

                      SIRE Newsletter - Volume II Issue 7
This   newsletter   contains   forward-looking   statements.   We  undertake  no
responsibility to update any  forward-looking  statement.  When used, the words,
"believe,"  "expect,"  "will,"  "can,"  "estimate,"   "anticipate"  and  similar
expressions are intended to identify forward-looking statements.  Readers should not place undue  reliance on any  forward-looking  statements and recognize that the statements are not  predictions  of actual future  results,  which could and likely will differ  materially  from those  anticipated  in the  forward-looking statements  due to risks and  uncertainties,  including  those  described in our
Securities and Exchange Commission filings.